UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

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☐	Definitive Information Statement

The Go Eco Group
(Name of Registrant As Specified In Charter)

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The Go Eco Group.
15 Elvis Boulevard
Chester, NY 10918
845-610-3817

April ____, 2018

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT
Dear Shareholder:

This notice and the accompanying Information Statement are being distributed to the holders of record (the "Shareholders") of the voting capital stock of The Go Eco Group, a Nevada corporation (the "Company"), as of the close of business on April ____, 2018 (the "Record Date"), in accordance with Rule 14c-2 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the notice requirements of the Nevada Revised Statutes ("NRS"). The purpose of this notice and the accompanying Information Statement is to notify the Shareholders of actions approved by our Board of Directors (the "Board") on February 28, 2018 and taken by written consent in lieu of a meeting by the holders of a majority of the voting power of our outstanding capital stock as of February 28, 2018 (the "Written Consent").

The Written Consent approved the following actions:

•	Execute a name change of the Company from The Go Eco Group to Liberated Solutions, Inc. (the "Name Change").

The Written Consent is the only shareholder approval required to effect the Name Change under the NRS, our Articles of Incorporation, as amended, or our Bylaws.  No consent or proxies are being requested from our shareholders, and our Board is not soliciting your consent or proxy in connection with the Name Change.  The Name Change, as approved by the Written Consent, will not become effective until 20 calendar days after the accompanying Information Statement is first mailed or otherwise delivered to the Shareholders.  We expect to mail the accompanying Information Statement to the Shareholders on or about April ____, 2018.

Important Notice Regarding the Availability of Information Statement Materials in Connection with this Schedule 14C: We will furnish a copy of this Notice and Information Statement, without charge, to any shareholder upon written request to the address set forth above, Attention: Corporate Secretary.

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Sincerely,

/s/ Brian Conway, CEO and Director

The Go Eco Group.
15 Elvis Boulevard
Chester, NY 10918
845-610-3817
______________

INFORMATION
STATEMENT
[Preliminary]
_____________

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND A PROXY.

INTRODUCTION

This Information Statement advises the shareholders of The Go Eco Group (the "Company," "we," "our" or "us") of the approval of the following corporate action:

• Execute a name change of the Company from The Go Eco Group to Liberated Solutions, Inc. (the "Name Change").

On February 28, 2018, our Board of Directors (the "Board") approved the Name Change and submitted the same to certain holders of our Series A Preferred Stock.  On the same date, the holder of a majority of the voting power of the outstanding capital stock of the Company (the "Majority Stockholder") executed and delivered to us a written consent in lieu of a meeting (the "Written Consent") approving the Name Change.

Section 78.320 of the NRS provides that the written consent of the holders of outstanding shares of voting capital stock having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted can approve an action in lieu of conducting a special stockholders' meeting convened for the specific purpose of such action. Section 78.320 of the NRS, however, requires that in the event an action is approved by written consent, a company must provide notice of the taking of any corporate action without a meeting to all shareholders who were entitled to vote upon the action but who have not consented to the action. Under Nevada law, shareholders are not entitled to dissenters' rights with respect to the Name Change (the "Stockholders").

In accordance with the foregoing, we intend to mail a notice of Written Consent and this Information Statement on or about April ____, 2018. This Information Statement contains a brief summary of the material aspects of the actions approved by the Board and the Majority Stockholder, which hold a majority of the voting capital stock of the Company.

Common Stock

As of February 28, 2018, there were issued and outstanding 46,417,443 shares of Common Stock (with the holder of each share having one vote) and 10,000,000 shares of Series A Preferred Stock (with the holder of each share having 10,000 votes), Pursuant to Section 78.320 of the NRS, at least a majority of the voting equity of the Company, or at least 50,000,000,001 votes, is required to approve the Name Change by written consent. The Majority Stockholder, who holds 1,419 shares of Common Stock and 10,000,000 shares of Series A Preferred Stock (approximately 99.95% of the total voting equity of the Company), have voted in favor of the Name Change, thereby satisfying the requirement under Section 78.320 of the NRS that at least a majority of the voting equity vote in favor of a corporate action by written consent.

The following table sets forth the name of the Majority Stockholder, the total number of shares that the Majority Stockholder voted in favor of the Name Change, and the percentage of the issued and outstanding voting equity of the Company voted in favor thereof.

			Number of	Percentage of
	Number of	Number of	Votes	the Voting Equity
	Common Shares	Preferred Shares	in Favor of	that Voted in
Name of Majority Stockholder	Held	Held	Actions	Favor of the Actions (1)
Brian Conway	1,429	10,000,000	100,000,001,429	99.95%
Total	1,429	10,000,000	100,000,001,429	99.95%

(1)	Based on 46,417,443 shares of Common Stock and 10,000,000 shares of voting Series A Preferred Stock issued and outstanding as of February 28, 2018.

ACTIONS TO BE TAKEN

We intend to file the Name Change with FINRA and have it become effective in the market as soon as practicable following the twentieth (20th) calendar day following the date on which this Information Statement is mailed to the Stockholders.

NAME CHANGE

The Board has approved a Name Change. As stated above, the holder of shares representing a majority of the voting securities of the Company have given their written consent to the Name Change.

The Board believes the Name Change is necessary and advisable in order to properly reflect the Company's current and future operations. Accordingly, it is the Board's opinion that the Name Change is better suited for our continuing operations.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of February 28, 2018 by: (i) each of our directors; (ii) each of our named executive officers; and (iii) each person or group known by us to beneficially own more than 5% of our outstanding shares of common stock.  Unless otherwise indicated, the shareholders listed below possess sole voting and investment power with respect to the shares they own.  As of February 28, 2018, we had 46,417,443 shares of common stock issued and outstanding.

The number of shares beneficially owned is determined under the rules promulgated by the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under those rules, beneficial ownership includes any shares as to which a person or entity has sole or shared voting power or investment power plus any shares which such person or entity has the right to acquire within sixty (60) days of February 28, 2018 through the exercise or conversion of any stock option, convertible security, warrant or other right. Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares such power with that person's spouse) with respect to all shares of capital stock listed as owned by that person or entity, and the address of each of the stockholders listed below is: c/o The Go Eco Group.

Title of Class	Name and Address	Number of Shares Beneficially Owned(1	Percent of Class(2)

Common Stock	Brian Conway(3) 15 Elvis Boulevard Chester, NY 10918	1,429	>1%

	Jay Silverman(4) 15 Elvis Boulevard Chester, NY 10918	715	>1%

	Brian Conway(4) 15 Elvis Boulevard Chester, NY 10918	715	>1%

	All Officers and Directors as a group	2,859	>1%

(1)
The number and percentage of shares beneficially owned is determined under rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days through the exercise of any stock option or other right. The persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable and the information contained in the footnotes to this table.

(2)	Based on 46,417,443 shares of common stock issued and outstanding as of February 28, 2018.
(3)	Brian Conway is the Company's President CEO, CFO, Secretary, Treasurer, and Director.
(4)	Director

REGULATORY REQUIREMENTS

To our knowledge, the only required regulatory or governmental approval or filings necessary in connection with the Name Change would be the filing of the Amendment to the Articles of Incorporation, with the Secretary of State of the State of Nevada.

EFFECTS ON INDIVIDUAL SHAREHOLDERS

If we implement the Name Change we do not anticipate any effect on individual shareholders.

RIGHTS OF SHAREHOLDERS

If we implement the Name Change, the rights pertaining to the outstanding shares of our Common Stock would be unchanged after the Name Change. Each share of our Common Stock issued following the Name Change would be fully paid and non-assessable.

REGISTRATION UNDER THE SECURITIES EXCHANGE ACT OF 1934

Our Common Stock is currently registered under the Exchange Act. As a result, we are subject to the periodic reporting and other requirements of the Exchange Act. The Name Change would not affect the registration of our Common Stock under the Exchange Act.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No director, executive officer, nominee for election as a director, associate of any director, executive officer or nominee or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, resulting from the matters described herein, which is not shared by all other stockholders pro-rata, and in accordance with their respective interests. Our majority shareholder is also our chief executive officer and director and has the ability to determine all matters submitted to the vote of our shareholders including the election of directors.

ADDITIONAL INFORMATION

We are subject to the disclosure requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith, file reports, information statements and other information, including annual and quarterly reports on Form 10-K and 10-Q, respectively, with the Securities and Exchange Commission (the "SEC"). Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, 450 Fifth Street, N.W., Washington, DC 20549. Copies of such material can also be obtained upon written request addressed to the SEC, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. In addition, the SEC maintains a web site on the Internet (http://www.sec.gov) that contains reports, information statements and other information regarding issuers that file electronically with the SEC through the Electronic Data Gathering, Analysis and Retrieval System.

The following documents, as filed with the SEC by the Company, are incorporated herein by reference:

(1)	Annual Report on Form 10-K for the fiscal year ended September 30, 2017;

(2)	Quarterly Report of Form 10-Q for the quarter ended December 31, 2017

You may request a copy of these filings, at no cost, by writing The Go Eco Group, 385 South 300 East, Salt Lake City, Utah 84111, or telephoning the Company at (385) 212-3305. Any statement contained in a document that is incorporated by reference will be modified or superseded for all purposes to the extent that a statement contained in this Information Statement (or in any other document that is subsequently filed with the SEC and incorporated by reference) modifies or is contrary to such previous statement. Any statement so modified or superseded will not be deemed a part of this Information Statement except as so modified or superseded.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

If hard copies of the materials are requested, we will send only one Information Statement and other corporate mailings to stockholders who share a single address unless we received contrary instructions from any stockholder at that address. This practice, known as "householding," is designed to reduce our printing and postage costs. However, the Company will deliver promptly upon written or oral request a separate copy of the Information Statement to a stockholder at a shared address to which a single copy of the Information Statement was delivered. You may make such a written or oral request by (a) sending a written notification stating (i) your name, (ii) your shared address and (iii) the address to which the Company should direct the additional copy of the Information Statement, to the Company at 2028 E. Ben White Blvd., Suite 240-2835, Austin, Texas, 78741, or telephoning the Company at (866) 204-6703.

If multiple stockholders sharing an address have received one copy of this Information Statement or any other corporate mailing and would prefer the Company to mail each stockholder a separate copy of future mailings, you may mail notification to, or call the Company at, its principal executive offices. Additionally, if current stockholders with a shared address received multiple copies of this Information Statement or other corporate mailings and would prefer the Company to mail one copy of future mailings to stockholders at the shared address, notification of such request may also be made by mail or telephone to the Company's principal executive offices.

This Information Statement is provided to the holders of Common Stock of the Company only for information purposes in connection with the Name Change pursuant to and in accordance with Rule 14c-2 of the Exchange Act. Please carefully read this Information Statement.

By Order of the Board of Directors

/s/Brian Conway

Dated: April ____, 2018